Exhibit 99.1

Contact:	For financial analysts – Joe Bergstein, 610-774-5609 For news media – George Biechler, 610-774-5997

PPL’s presentation to be webcast from Deutsche Bank Conference on May 29

ALLENTOWN, Pa. (May 22, 2008) -- Paul Farr, executive vice president and chief financial officer of PPL Corporation (NYSE: PPL), will discuss the company’s corporate strategy and general business outlook with investors and financial analysts on Thursday, May 29, at the Deutsche Bank Energy and Utilities Conference in Miami, Fla.
Farr’s presentation will be available via a live webcast at 3:40 p.m. EDT that day. Interested parties may access the presentation through PPL’s main Web site: www.pplweb.com. For those who cannot listen to the live presentation, a replay will be archived and will be accessible for 30 days.
PPL Corporation, headquartered in Allentown, Pa., controls more than 11,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to about 4 million customers in Pennsylvania and the United Kingdom. For more information, visit www.pplweb.com.

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Note to Editors: Visit our media Web site at www.pplnewsroom.com for additional news and background about PPL Corporation.